UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

OF 1934

Date of Report (Date of earliest event reported): March 10, 2015

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

251 E. Front St., Suite 400 Boise, Idaho (Address of principal executive offices)		83702 (Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2015, US Ecology, Inc. (the “Company”) adopted the 2015 Management Incentive Plan (Executive) (“2015 MIP”) for each of the Company’s named executive officers: Jeffrey R. Feeler, Steven D. Welling, Simon G. Bell, Eric L. Gerratt and Mario Romero (each a “Participant”).

Under the 2015 MIP, each Participant shall be eligible to receive an incentive payment for fiscal year 2015 (“Plan Year”) based upon the achievement of four independent objectives: (1) financial; (2) individual performance; (3) health and safety; and (4) compliance (each a “Plan Objective”). The payout available for achievement of 100% of each Plan Objective is a percentage of a Participant’s annual base salary (“Target Incentive”). The Target Incentive is 80% of base salary for Mr. Feeler and 50% of base salary for each of Messrs. Welling, Bell, Gerratt and Romero. The amount available for achievement of a Plan Objective is weighted as a percentage of a Participant’s Target Incentive and may be earned even if the threshold performance is not met for another Plan Objective.

The portion of a Participant’s Target Incentive based on financial performance (“Finance Target Incentive”) is scalable beginning with every percentage point over 79% of the Company’s Board approved consolidated operating income target (“Base MIP Target”) and is weighted at 50% of a Participant’s Target Incentive. For every percentage point achievement over 79% of the Base MIP Target, up to and including 89%, a Participant shall earn 2.33% of the Finance Target Incentive. For every percentage point achievement over 89% of the Base MIP Target, up to and including 100%, a Participant shall earn 6.98% of the Finance Target Incentive. Upon 100% achievement of the Base MIP Target, 100% of the Finance Target Incentive shall be available to a Participant. In the event the Company exceeds the Base MIP Target, the Participants shall be eligible for an additional incentive payment in an amount calculated by multiplying their respective salaries by an additional 4.5% for every 1% increase over the Base MIP Target and multiplying the resulting product by 50%. The additional incentive payment is capped at one times the Participant’s Target Incentive.

Up to 30% of a Participant’s Target Incentive shall be awarded, at the sole discretion of the Compensation Committee of the Company’s Board of Directors (“Administrator”), based on the Participant’s individual performance, including team work, achievement of established annual priorities, effective use of Company resources and other evaluative factors as determined by the Administrator.

Metrics for the health and safety objective are weighted cumulatively at 10% of a Participant’s Target Incentive and individually at approximately 3.33%. The Company-wide metrics, as set and approved by the Board, include Total Recordable Incident Rate, Days Away Restricted Time and Lost Time Incident.

The metric for the compliance objective is the avoidance of Notices of Violation or Enforcement with monetary penalties during the Plan Year and is weighted at 10% of a Participant’s Target Incentive. The Target Incentive related to compliance shall be earned based on a determination by the Administrator, taking into consideration, among other things, the dollar amount of a monetary penalty paid (or accrued under generally accepted accounting principles) in the Plan Year, severity of the Notices of Violation or Enforcement, regulatory basis for penalty and respective fact patterns.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Ecology, Inc.
(Registrant)

Date: March 12, 2015	By: /S/ Eric L. Gerratt
Eric L. Gerratt
Executive Vice President, Chief Financial Officer & Treasurer

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